UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549

                                 FORM 8-K

                              CURRENT REPORT

  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported):  May 3, 2006

                         Rapid Link, Incorporated
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           (Exact name of Registrant as specified in its charter)


          Delaware                     0-22636                 75-2461665
 ----------------------------        ------------         -------------------
 (State or other jurisdiction        (Commission            (I.R.S. Employer
       of incorporation              File Number)         Identification No.)


                     17383 Sunset Boulevard, Suite 350
                       Los Angeles, California 90272
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       (Address of principal executive offices, including Zip Code)


     Registrant's telephone number, including area code (310) 566-1700


                              Not Applicable
       -------------------------------------------------------------
       (Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 [ ] Written communications pursuant to Rule 425 under the Securities
     Act (17 CFR 230.425)

 [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange
     Act (17 CFR 230.14a-12)

 [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01  Entry into a Material Definitive Agreement

 Telenational Communication, Inc. Stock Purchase Agreement

       On May 3, 2006, Rapid Link, Incorporated entered into a definitive stock purchase agreement (the "Purchase Agreement") to acquire from Apex Acquisitions, Inc. (the "Stockholder"), all of the issued and outstanding shares of capital stock of Telenational Communications, Inc., a privately owned Delaware corporation ("Telenational") that is a provider of domestic and international long distance services, including internationally originated direct access calling services and pre-paid and post-paid calling card services. The total purchase price for this acquisition is $4 million. Pursuant to the terms of the Purchase Agreement, in consideration for the acquisition of all of the issued and outstanding shares of Telenational (the "Telenational Shares"), we will:

        (a) Deliver $1 million in cash, payable within five days of the closing of the Purchase Agreement (the "Initial Cash Payment");

        (b) Issue 9,587,500 shares of our common stock (the "Initial Stock Payment") within five business days of the later to occur of
             (i) the delivery of the final calculation of the average monthly gross profit for the calendar year ended December 31, 2005 (the "Fiscal 2005 Average Monthly Gross Profit") and (ii) the closing of the acquisition contemplated by the Purchase Agreement (the "Closing"). If Telenational's monthly retail and wholesale gross margin combined (the "Average Monthly Gross Profit") averages at least $300,000 per month ("Target Average Gross Margin") for the calendar year ended December 31, 2005, then the Stockholder shall be entitled to all of the Initial Stock Payment. If the Fiscal 2005 Average Monthly Gross Profit is less than the Target Average Gross Margin, the Initial Stock Payment will be reduced proportionately;

        (c) $500,000 in cash, payable within five business days after the delivery of the calculation of Average Monthly Gross Profit for the 90-day period immediately following the Closing (the "First Performance Period") is greater than the Target Average Gross Margin. If the actual gross margin is less than the Target Average Gross Margin, this cash payment will be reduced proportionately; and

        (d) 9,875,500 shares following the 12-month anniversary of the Closing (the "Contingent Stock Payment"), provided aggregate gross margin for the 12-month period is not less than $3.6 million ("Target Gross Margin"), subject to adjustment based on any shortfall as determined in accordance with (b) above. The purchase price (adjusted downward for this calculation by 25%) will be proportionately reduced by the percentage shortfall of the actual gross margin achieved against the Target Gross Margin. Any reduction in the adjusted purchase price will be applied against the stock portion of the purchase price.

       At the closing date of this acquisition, Apex will provide a working capital loan to our Company in the amount of at least $200,000. This loan will be payable in 12 equal monthly installments of principal and interest. The loan will accrue interest at the rate of eight percent per annum and will mature on the 12-month anniversary of the Closing.

       We have also agreed to grant piggy-back registration rights to Telenational, whereby we will register the common stock issued in connection with the acquisition if our Company files a registration statement after the closing date, subject to certain approvals and customary conditions and limitations.

 Amendment to Purchase Agreement

       On May 5, 2006, we entered into an amendment to the Purchase Agreement (the "Amendment"). The Amendment provides for the following:

        (a) In lieu of the Initial Cash Payment, Apex has agreed to accept a note in the aggregate principal amount of $1 million (the "Note"). The Note is due and payable on the 18-month anniversary of the Closing and will bear interest at the rate of eight percent per annum. The Note is be secured by all of the Telenational Shares; and

        (b) Contingent Stock Payment. Within 45 days after the expiration of the First Performance Period, our independent accountant shall calculate Telenational's aggregate Monthly Gross Profit for the First Performance Period (the "First Aggregate Monthly Gross Profit"). In the event that Telenational's First Aggregate Monthly Gross Profit is less than $900,000 (the "Target Aggregate Monthly Gross Profit"), then the Contingent Stock Payment shall be reduced by a number of shares to be determined as follows:

             (i) the product obtained by multiplying $750,000 by a fraction whose numerator is the Target Aggregate Monthly Gross Profit less the First Aggregate Monthly Gross Profit and whose denominator is the Target Aggregate Monthly Gross Profit; and

             (ii) divided by the volume weighted average closing price per share of our common stock as reported on the Over-the-Counter Bulletin Board (or any other securities exchange or inter-dealer quotation system on which our common stock is then listed) for the 15 consecutive trading days ending on the day prior to the first anniversary of the Closing (the "Per Share Price"); provided, however, that such Per Share Price shall be not less than $0.13 per share and not greater than $0.25 per share."

 The closing of the transactions contemplated by the Purchase Agreement and the Amendment took place on May 5, 2006, concurrently with the execution of the Amendment.


 Item 2.01  Completion of Acquisition or Disposition of Assets.

       The disclosures set forth in Item 1.01 are hereby incorporated by reference.


 Item 3.02  Unregistered Sale of Equity Securities.

 As described under Item 1.01 above, we have agreed to issue an aggregate of 19,750,000 to Apex as part of the total consideration for the acquisition of the Telenational Shares. The shares will be issued in reliance on an exemption from the registration requirements of the Securities Act of 1933 provided by Section 4(2) of the Securities Act and/or Regulation D promulgated thereunder.


 Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

 (b) On May 9, 2006, we issued a press release announcing the resignation of Allen Sciarillo, effective as of May 8, 2006, from his positions as our Company's Chief Financial Officer, Secretary, and Director. The press release is filed as Exhibit 99.2 to this report and is hereby incorporated by reference.

 (c) On May 9, 2006, we issued a press release announcing the appointment, effective as of May 8, 2006, of Christopher Canfield as our Company's new Chief Financial Officer and Director. Mr. Canfield has been the President and CEO of Telenational since early 1998, and heads the management team responsible for positioning Telenational as a leader in the Enhanced Voice Services industry. We plan to enter into an employment agreement with Mr. Canfield within 30 days of the Closing.

 There is no arrangement or understanding between Mr. Canfield and any other person pursuant to which Mr. Canfield was appointed Chief Financial Officer. There are no family relationships between Mr. Canfield and any of our Company's directors or executive officers. We have not entered into any transactions with Mr. Canfield of the sort described under Item 404(a) of Regulation S-B.


 Item 9.01  Financial Statements and Exhibits

 a)    Financial Statement of the business acquired

       To be filed by amendment.

 b)    Pro Forma Financial Information

       To be filed by amendment

 d)    Exhibits

 Exhibit Number    Description
 --------------    ----------------------------------------------------------
 10.1              Stock Purchase Agreement, by and between Rapid Link,
                   Incorporated and Apex Acquisitions, Inc. dated as of May 3, 2006.

 10.2 Amendment No. 1 to Stock Purchase Agreement, by and between Rapid Link, Incorporated and Apex Acquisitions, Inc. dated as of May 5, 2006

 10.3 Stock Pledge Agreement, by and between Rapid Link, Incorporated and Apex Acquisitions, Inc. dated as of May 5, 2006.

 10.4 Secured Recourse Promissory Note, dated as of May 5, 2006, made by Rapid Link, Incorporated in favor of Apex Acquisitions, Inc.

 99.1              Press Release dated May 8, 2006

 99.2              Press release dated May 9, 2006



                                  SIGNATURES


 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              Rapid Link, Incorporated

 Date:  May 9, 2006           By: /s/ John Jenkins
                                  -----------------------
                                  John Jenkins,
                                  Chief Executive Officer